EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 53 to the Registration Statement (File Nos. 33-74668 and 811-8326) (the "Registration Statement") of MFS Variable Insurance Trust (the "Trust"), of my opinion dated April 24, 2006, appearing in Post-Effective Amendment No. 24 to the Trust's Registration Statement, which was filed with the Securities & Exchange Commission on April 28, 2006.

Christopher R. Bohane
Christopher R. Bohane
Senior Vice President and Associate General Counsel

Boston, Massachusetts

April 28, 2022